                                                               EXHIBIT 99.(d)(3)

COUNTRY INVESTORS LIFE ASSURANCE COMPANY                TERM           INSURANCE
AGREEMENT
1701 N. Towanda Avenue                                  FOR INSURED SPOUSE
P.O. Box 2000, Bloomington, Illinois 61702-2000

Supplemental Agreement attached to and made a part of this policy in consideration of the application and payment of its cost of insurance. The cost of insurance is the monthly deduction as defined below. This Agreement will remain in force only as long as the monthly deductions for this policy continue to include the cost of insurance for this benefit.

1. COST OF INSURANCE: The cost of insurance for this benefit is a monthly deduction which is equal to the product of A times B where:

   A. is the cost of insurance rate for the Insured Spouse's Amount of Benefit which is based on the Insured Spouse's:

        1.     sex;

        2. attained age on the preceding anniversary of the effective date of this Agreement, and
        3. rate class shown on Page 1 (Policy Schedule) of this policy for the Insured Spouse.

   -            Attained age on the preceding anniversary of the effective date-
               of this Agreement means the Insured Spouse's age on the last birthday prior to the anniversary of the effective date of this Agreement. The guaranteed maximum cost of insurance rates are shown in the schedule of Insured Spouse rates included in this policy. These rates apply to a standard rate class. They may be increased if the Insured Spouse's Amount of Benefit is in a different rate class. We can use cost of insurance rates that are lower than the guaranteed maximum rates.

   B. is the Amount of Benefit for the Insured Spouse as shown on Page 1 (Policy Schedule) of this policy.

2. INSURED SPOUSE: Insured Spouse means the spouse named in the application or supplemental application for this policy as the spouse of the Insured under this policy.

3. DEATH BENEFIT: The death benefit is the Amount of Benefit for the Insured Spouse as shown on Page 1 (Policy Schedule) of this policy. We agree to pay the death benefit upon receipt of due proof of death of the Insured Spouse. Death must occur while this Agreement is in force. Payment is subject to the provisions of this policy and this Agreement.

4. MISSTATEMENT OF AGE OR SEX: Two questions in the application concern the Insured Spouse's age and sex. If either or both of these are not correct, the amount payable as a Death Benefit will be determined by first calculating the Monthly Deduction on the basis of the Insured Spouse's age and sex as stated in the application; then, using that Monthly Deduction, the amount payable as a Death Benefit will be calculated as the amount of Death Benefit which requires the same Monthly Deduction at the Insured Spouse's true age and sex.

5. SUICIDE: If the Insured Spouse commits suicide, while sane or insane, within 2 years from the effective date of this Agreement, the total liability shall be the Cost of Insurance for this benefit.

6. BENEFICIARY: Any amount payable under this Agreement, upon the death of the Insured Spouse will be paid:

CI-95-01-88

                                        1
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          a)   To the Beneficiary then designated for this benefit on our records as named in the application or subsequently changed as provided in the policy, if living;
          b)   Otherwise, to the Insured under this policy, if living;
          c) But if neither of the above are living, to the estate of the Insured Spouse.

7. CONVERSION: Insurance on the Insured Spouse under this Agreement may be converted on or before the anniversary of this Agreement following the 65th birthday of the Insured Spouse. The amount of insurance converted may be for any amount up to but not more than the Insured Spouse's Amount of Benefit. Conversion may be to any plan of insurance except term insurance, issued by use at the time of conversion. Evidence of insurability shall not be required upon conversion. All plans of insurance available on conversion are subject to plan requirements. Supplemental Agreements providing benefits in event of total disability or accidental death will be included in the new policy only with our consent. The new policy will be issued on the basis of the rates in effect at the time of the conversion.

8. VALUES: This Agreement has no cash or loan values.

9. REPRESENTATIONS AND CONTESTABILITY: All statements made in the application for this Agreement by or on behalf of the Insured Spouse will, in the absence of fraud, be deemed representations and not warranties. The validity of this Agreement with respect to the Insured Spouse shall not be contestable after it has been in force for 2 years during the lifetime of the Insured Spouse.

Any increase in coverage after the effective date of this Agreement shall be incontestable only after such increase has been in force during the lifetime of the Insured Spouse for two years from its effective date.

10. TERMINATION OF AGREEMENT: This Agreement terminates:

          a) On the Monthly Deduction Day on or next following the date we receive written request of the Owner and presentation of the policy at the Home Office of the Company for endorsement;
          b)   Upon the termination date shown in the Policy Schedule (Page 1);
          c)   Upon termination of this policy; or
          d)   When this policy matures.

When coverage is scheduled to terminate on a given date, it will terminate at 12:00 midnight on that date.

This Agreement is effective on the Policy Date of Issue of this policy unless another effective date is stated below.


Effective Date: _______________         COUNTRY INVESTORS LIFE ASSURANCE COMPANY
(if other than Policy Date of Issue)             BLOOMINGTON, ILLINOIS

                                        2
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                               TABLE OF GUARANTEED
                             MAXIMUM INSURANCE RATES
                      MALE NON-TOBACCO RATE CLASSIFICATION
                                 INSURED SPOUSE

                            MONTHLY COST OF INSURANCE

     ATTAINED                RATE PER
       AGE                    $1000
-------------------      -----------------
        26                   0.122500
        27                   0.120833
        28                   0.120000
        29                   0.120000
        30                   0.120833
        31                   0.123333
        32                   0.126667
        33                   0.131667
        34                   0.137500
        35                   0.144167
        36                   0.151667
        37                   0.161667
        38                   0.172500
        39                   0.184167
        40                   0.198333
        41                   0.213333
        42                   0.229167
        43                   0.246667
        44                   0.265833
        45                   0.287500
        46                   0.310833
        47                   0.335833
        48                   0.363333
        49                   0.393333
        50                   0.427500
        51                   0.466667
        52                   0.511667
        53                   0.563333
        54                   0.620833
        55                   0.685000
        56                   0.755000
        57                   0.829167
        58                   0.911667
        59                   1.004167
        60                   1.107500
        61                   1.222500
        62                   1.355000
        63                   1.505000
        64                   1.671667
        65                   1.854167
        66                   2.051667
        67                   2.263333
        68                   2.493333
        69                   2.748333
        70                   3.036667
        71                   3.365833
        72                   3.745833
        73                   4.175833
        74                   4.648333
        75                   5.153333
        76                   5.686667
        77                   6.244167
        78                   6.829167
        79                   7.460000
        80                   8.156667
        81                   8.937500
        82                   9.818333
        83                  10.795000
        84                  11.848333
        85                  12.954167
        86                  14.098333
        87                  15.263333
        88                  16.444167
        89                  17.657500
        90                  18.920833
        91                  20.263333
        92                  21.735000
        93                  23.479167
        94                  25.819167

CI-VUL-04

                                       2B